UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2011
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On July 8, 2011, Exterran Holdings, Inc. (“we”) entered into a Senior Secured Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, BNP Paribas, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada and The Royal Bank of Scotland plc, as Co-Syndication Agents, and the other lenders signatory thereto.
     The Credit Agreement provides for a new five-year, $1.1 billion senior secured revolving credit facility (the “New Revolving Credit Facility”), with a $500 million sublimit for letters of credit and a $75 million sublimit for swingline loans. Concurrently with the execution of the Credit Agreement, we borrowed $387.3 million under the New Revolving Credit Facility and used the proceeds to (i) repay the entire amount outstanding under our previously existing senior secured credit facility and terminate that facility and (ii) pay customary fees and other expenses relating to the New Revolving Credit Facility.
     The New Revolving Credit Facility bears interest at a base rate or LIBOR, at our option, plus an applicable margin. Depending on our total leverage ratio, the applicable margin for revolving loans varies (i) in the case of LIBOR loans, from 1.50% to 2.50% and (ii) in the case of base rate loans, from 0.50% to 1.50%. The base rate is the highest of the prime rate announced by Wells Fargo Bank, National Association, the Federal Funds Rate plus 0.5% and one-month LIBOR plus 1.0%.
     Borrowings under the New Revolving Credit Facility are secured by substantially all of the personal property assets and certain real property assets of us and our Significant Domestic Subsidiaries (as defined in the Credit Agreement), including all of the equity interests of our U.S. subsidiaries (other than certain excluded subsidiaries) and 65% of the equity interests in certain of our first-tier foreign subsidiaries. Subject to certain conditions, at our request, and with the approval of the Administrative Agent, the aggregate commitments under the new credit facility may be increased by up to an additional $300 million.
     The Credit Agreement contains various covenants with which we and certain of our subsidiaries must comply, including, but not limited to, restrictions on the use of proceeds from borrowings and limitations on our ability to incur additional indebtedness, enter into transactions with affiliates, merge or consolidate, sell assets, make certain investments and acquisitions, make loans, grant liens, repurchase equity and pay dividends and distributions. In addition, the Credit Agreement provides for a reduction in the lenders’ revolving credit commitments to the extent proceeds of certain asset sales or other dispositions exceed a specified percentage of Consolidated Net Tangible Assets (as defined in the Credit Agreement) in the aggregate in any fiscal year and such proceeds are not reinvested within a certain period of time thereafter. We are also subject to financial covenants, including a total debt to EBITDA (defined in the Credit Agreement as Adjusted EBITDA) ratio, a senior secured debt to EBITDA ratio and an interest coverage ratio (each as described in the Credit Agreement). The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments governing indebtedness in excess of a defined threshold, the occurrence of certain bankruptcy and insolvency events, change of control, breach of representation or warranty and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may cancel the commitments under the New Revolving Credit Facility and declare all amounts outstanding to be immediately due and payable.
     The foregoing summary is qualified in its entirety by reference to the Credit Agreement, the Guaranty Agreement, the Collateral Agreement and the Pledge Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and are incorporated in this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement
     In connection with the transactions described in Item 1.01 above, on July 8, 2011, we paid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the Senior Secured Credit Agreement, dated as of August 20, 2007 (the “2007 Credit Agreement”), by and among us, as the U.S. Borrower and a Canadian Guarantor, Exterran Canada, Limited Partnership, as the Canadian Borrower, Wells Fargo Bank, N.A. (successor to Wachovia Bank, National Association), individually and as U.S. Administrative Agent, Wells Fargo Capital Finance Corporation (Canada) (successor to Wachovia Capital Finance Corporation (Canada)), individually and as Canadian Administrative Agent,

JPMorgan Chase Bank, N.A., individually and as Syndication Agent; Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc. as the Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., Calyon New York Branch and Fortis Capital Corp., as the Documentation Agents, and each of the lenders parties thereto. The 2007 Credit Agreement and the description thereof are hereby incorporated by reference to our Current Report on Form 8-K filed on August 23, 2007 and Exhibit 10.3 thereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description of the Credit Agreement described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.
Item 8.01 Other Events
     On July 11, 2011, we announced that we had entered into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Senior Secured Credit Agreement, dated as of July 8, 2011, by and among Exterran Holdings, Inc., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, BNP Paribas, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada and The Royal Bank of Scotland plc, as Co-Syndication Agents, and the other lenders signatory thereto (portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text) and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment)

10.2	Guaranty Agreement, dated as of July 8, 2011, made by EES Leasing LLC, EXH GP LP LLC, EXH MLP LP LLC and Exterran Energy Solutions, L.P. in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.3	Collateral Agreement, dated as of July 8, 2011, made by Exterran Holdings, Inc., EES Leasing LLC, EXH GP LP LLC, EXH MLP LP LLC and Exterran Energy Solutions, L.P. in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.4	Pledge Agreement, dated as of July 8, 2011, made by Exterran Holdings, Inc., EES GP, L.P., Enterra Compression Investment Company, EXH GP LP LLC, EXH MLP LP LLC, Exterran Energy Corp., Exterran Energy Solutions, L.P., Exterran General Holdings LLC, Exterran HL LLC, Exterran Holdings HL LLC, Hanover Asia, Inc., Universal Compression International, Inc. and Universal Compression Services LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press release of Exterran Holdings, Inc., dated July 11, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

July 14, 2011	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Senior Secured Credit Agreement, dated as of July 8, 2011, by and among Exterran Holdings, Inc., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, BNP Paribas, Credit Agricole Corporate and Investment Bank, Royal Bank of Canada and The Royal Bank of Scotland plc, as Co-Syndication Agents, and the other lenders signatory thereto (portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text) and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment)

10.2	Guaranty Agreement, dated as of July 8, 2011, made by EES Leasing LLC, EXH GP LP LLC, EXH MLP LP LLC and Exterran Energy Solutions, L.P. in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.3	Collateral Agreement, dated as of July 8, 2011, made by Exterran Holdings, Inc., EES Leasing LLC, EXH GP LP LLC, EXH MLP LP LLC and Exterran Energy Solutions, L.P. in favor of Wells Fargo Bank, National Association, as Administrative Agent

10.4	Pledge Agreement, dated as of July 8, 2011, made by Exterran Holdings, Inc., EES GP, L.P., Enterra Compression Investment Company, EXH GP LP LLC, EXH MLP LP LLC, Exterran Energy Corp., Exterran Energy Solutions, L.P., Exterran General Holdings LLC, Exterran HL LLC, Exterran Holdings HL LLC, Hanover Asia, Inc., Universal Compression International, Inc. and Universal Compression Services LLC in favor of Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press release of Exterran Holdings, Inc., dated July 11, 2011